U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
 PURSUANT TO SECTION 12(b) OR (g) OF THE
 SECURITIES EXCHANGE ACT OF 1934

AUSTRALIA ACQUISITION CORP.
 (Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Level 11, 459 Collins Melbourne VIC 3000 Australia	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Units, each consisting of one Ordinary Share and one Warrant	NASDAQ Global Market

Ordinary Shares, par value $0.001 per share	NASDAQ Global Market

Warrants, exercisable for Ordinary Share at an exercise price of $11.50	NASDAQ Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):	333-169983

Securities to be registered pursuant to Section 12(g) of the Act: N/A (Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and warrants of Australia Acquisition Corp. (the “Company”). The description of the units, ordinary shares and warrants appearing under the caption, “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form F-1 (Registration No. 333-169983), filed with the Securities and Exchange Commission on October 18, 2010, as amended from time to time (the “Registration Statement”) is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

*3.1	Memorandum and Articles of Association
*3.2	Form of Articles of Association, as amended
*4.1	Specimen Unit Certificate
*4.2	Specimen Ordinary Share Certificate
*4.3	Specimen Warrant Certificate
*4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
*10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
*10.6	Form of Registration Rights Agreement among the Registrant and the initial shareholders

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AUSTRALIA ACQUISITION CORP.

Date: November 9, 2010	By:	/s/ Peter Ziegler
Peter Ziegler
Chairman of the Board and Chief Executive Officer and Director